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                                                                 Exhibit 10.68

                              DATED 14th JULY 2004


                           MR AND MRS D V WATERMAN (1)

                                      -TO-

                           LARK TECHNOLOGIES INC. (2)


                                      LEASE

                 OF LAND AND BUILDINGS AT LITTLE BULLOCKS FARM,
           HOPE END, TAKELEY, NEAR BISHOP'S STORTFORD, HERTS CM22 6TA


                                  Leonard Gray
                                   Solicitors
                                72-74 Duke Street
                                   Chelmsford
                                  Essex CM1 1JY
                               (Ref: JA/Waterman)

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                                      INDEX

DEFINITIONS....................................................................1

INTERPRETATION.................................................................2

DEMISE.........................................................................3

TENANT'S COVENANTS ........................................................... 3

LANDLORD'S COVENANTS .........................................................13

RENT REVIEW ..................................................................15

PROVISOS .....................................................................18


First Schedule - the demised premises

Second Schedule - ancillary rights

Third Schedule - reserved rights

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THIS LEASE is made the 14th July, 2004

BETWEEN:- ______________________________________________________________________

PARTIES

(1)       "the Landlord"   :    DOUGLAS  VICTOR  WATERMAN and JULIE ANN JOAN
                                WATERMAN both of Little  Bullocks  Farm,  Hope
                                End, Takeley, near Bishop's Stortford,
                                Hertfordshire CM22 6TA

(2)       "the Tenant"     :    LARK TECHNOLOGIES  INC. (a company  incorporated
                                in the United States and registered in the United Kingdom under foreign company register company no. FC018849, branch no. BR003154) whose head office is 9441 West Sam, Houston Parkway
                                South, Suite 103, Houston, Texas 77099, USA and the address of whose registered branch in Great
                                Britain is at Radwinter Road, Saffron Walden,
                                Essex CB11 3HY

DEFINITIONS

1. IN this lease the following terms have the meanings set against them:-

1.1       "THE DEMISED PREMISES"     :    the premises described in the First
                                          Schedule;

1.2       "THE TERM"                 :    a term of years starting on the 1st
                                          June 2004 and expiring on the 31st
                                          May 2014;

1.3       "THE INITIAL RENT"         :    L64,000 (Sixty four thousand pounds)
                                          per annum;

1.4       "RENT PAYMENT DAYS"        :    the first day in each calendar month
                                          of the term;

1.5       "REVIEW DATE"              :    the 1st June 2009;

1.6       "THE PERMITTED USE"        :    subject to the provisions of subclause
                                          4.11 of this lease, any use that falls
                                          within Classes B1 and B8 of the
                                          Schedule to the Town and Country
                                          Planning (Use Classes) Order 1987.

                                        1
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INTERPRETATION

2.             IN the interpretation of this lease:-

2.1 "LANDLORD" includes the person for the time being entitled to the reversion immediately expectant on the termination of the term;

2.2 "TENANT" includes the assigns and successors in title of the Tenant and the person in whom for the time being the demised premises are vested for the term;

2.3 Whenever the demised premises are vested in more than one person for the term, every covenant on the part of the Tenant contained in this lease shall be deemed to be made jointly and severally by those persons;

2.4 Words importing one gender include all other genders and words importing the singular include the plural and vice versa;

2.5 The expression "THE TERM" includes any period of holding over or extension whether by statute or otherwise;

2.6 A reference to a statute shall refer to the statute as amended at the date of this lease and shall include any subsequent statutory amendment or re-enactment thereof;

2.7 "THE BANK" means Barclays Bank plc or the bank which is the successor to the business of that bank or, if any such bank ceases to trade in circumstances that no one bank succeeds to that business, such member of the Committee of London and Scottish Bankers as the Landlord may nominate;

2.8 "BASE RATE" means the published base rate from time to time of the bank, but if no such rate shall be published, four per cent above the rate paid by the bank from time to time on deposits of the minimum sum accepted at interest for repayment on seven days' notice;

2.9 "INTEREST" is at the annual rate of five per cent above the base rate for the time being compounded with rests on each rent payment day;

2.10 Any covenant to pay interest shall be a covenant to pay interest at the said rate both before and after any judgment or arbitration award;

2.11 "THIS LEASE" includes any deed or document supplemental to this lease;

2.12 The clause and schedule headings do not form part of this lease and shall not be taken into account in its construction or interpretation.

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DEMISE

3. THE Landlord hereby demises unto the Tenant ALL THOSE the demised premises TOGETHER WITH the benefit of the rights set out in the Second Schedule BUT EXCEPT AND RESERVING unto the Landlord the rights set out in the Third Schedule TO HOLD the same unto the Tenant for the term SUBJECT to all rights, easements, privileges, restrictions, covenants and stipulations of whatever nature affecting the demised premises YIELDING AND PAYING therefor the initial rent or such other yearly rent as may be agreed or determined in accordance with clause 6 of this lease by equal monthly installments in advance on the rent payment days (the first and last payments being (if appropriate) of a proportionate sum) AND ALSO YIELDING AND PAYING as further rent on demand sums equal to the premiums from time to time expended by the Landlord in effecting and maintaining insurance of the demised premises in accordance with the obligations of the Landlord contained in subclause 5.2 of this lease.

TENANT'S COVENANTS

4.             THE Tenant COVENANTS with the Landlord as follows:-

4.1            RENT

4.1:1 To pay the rents hereby reserved on the days and in the manner set out in this lease without any deductions whatsoever and without exercising any right of set off;

4.1:2 If so required in writing by the Landlord to make such payments by banker's order or credit transfer to any bank account in the United Kingdom that the Landlord may from time to time nominate;

INTEREST ON ARREARS

4.1:3 To pay interest on all or any part of any installment of rent hereby reserved or other sum payable by the Tenant hereunder from seven days after the same shall have become due until the date of payment.

4.2            OUTGOINGS

               To pay all rates, taxes and outgoings in respect of the demised premises including any imposed or becoming payable after the date hereof, whether or not of a novel nature but not:

4.2:1 any tax assessed upon the aggregate or any proportion of the income or the value of the assets of the Landlord; nor

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4.2:2          any tax assessed or payable by reason of the act of the Landlord in granting this lease to the appropriate authorities respectively responsible for collecting the same, provided that:

               (a) in the absence of direct assessment or supply the Tenant shall on demand pay to the Landlord a fair proportion determined by the Landlord acting reasonably of all rates, taxes, water supply charges, electricity supply charges and other outgoings attributable or supplied both to the demised premises and to neighbouring property of the Landlord; and

               (b) if the demised premises shall have been left unoccupied during any period immediately preceding the termination of the term as a result of which a void allowance for rating purposes becomes available to the Tenant and on the termination of the term such void allowance for unoccupied property is restricted to a maximum period, then the Tenant shall pay to the Landlord such sum as shall afford the Landlord the equivalent of the full benefit of such maximum period.

4.3            CONDITION

4.3:1 To keep the interior of the demised premises in a clean condition and in good repair and decorative order, damage by any risk covered by the Landlord's buildings insurance policy for the time being in force in respect of the demised premises excepted, unless and to the extent that any act or omission of the Tenant renders the insurance money irrecoverable and subject to the Tenant reimbursing the Landlord on demand any excess applicable to the policy) and the interior of the demised premises shall be deemed to include all ceilings, floors and the internal surfaces of all walls, but shall exclude joists immediately above ceilings and supporting floors;

4.3:2 To yield up the demised premises with the interior thereof, all additions to them and all fixtures annexed to them in such clean condition and good repair and decorative order and with vacant possession of the whole to the Landlord on the termination of the term howsoever determined;

4.3:3 Nothing in this subclause shall oblige the Tenant to do any work to put the interior of the demised premises into a better state and condition than it was in on the date of this lease as evidenced by the photographic record of condition attached hereto.

4.4            EFFECT WORKS ON NOTICE

4.4:1 To permit the Landlord or any person authorised by the Landlord to enter onto the demised premises at any reasonable time on at least seven days' notice (or without notice in an emergency) to inspect the condition thereof and on the Landlord giving notice of any work required by reason of a failure to perform the

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               obligations of the Tenant hereunder promptly to start and
               diligently to proceed to make them good;

4.4:2 Upon any failure to comply with a notice under this subclause to permit the Landlord to enter the demised premises with appliances, workmen and others to execute the works required to comply with such notice and to pay to the Landlord on demand the cost thereof.

4.5            ENTRY TO REPAIR ETC.

               To permit the Landlord or any person authorised by the Landord with appliances, workmen and others to enter the demised premises at any reasonable time on at least seven days' notice (or without notice in an emergency) to perform the obligations of the Landlord contained in clause 5.4 of this lease, to repair, maintain, cleanse or renew any adjoining or neighbouring property or any sewers, pipes or wires serving the same or to carry out construction work pursuant to the rights reserved to the Landlord under paragraphs 2 and 3 of the Third Schedule, the person so entering causing as little inconvenience to the Tenant and damage to the demised premises as is reasonably possible and promptly making good all damage to the demised premises thereby caused.

4.6            SHARED FACILITIES

               To contribute on demand a fair proportion according to use determined by the Landlord acting reasonably of the cost of repairing, maintaining, cleansing and (where necessary and appropriate) resurfacing all party walls, party structures, yards, unadopted roads, ways and footpaths, landscaped areas, parking areas, sewers, drains, pipes, conduits, wires and other things used or enjoyed by the occupier of the demised premises in common with the occupiers of the Landlord's neighbouring property.

4.7            ALTERATIONS

4.7:1 Subject to subclause 4.15:2 of this clause, not without the Landlord's prior written consent to make or permit any alterations or additions to the demised premises (such consent not to be unreasonably withheld, provided that as a condition of granting any such consent the Landlord may require the Tenant to reinstate the demised premises to their present condition on the determination of the term, howsoever determined);

4.7:2 In making any alterations or additions to the demised premises to carry out the work strictly in accordance with the terms of all necessary official consents (which shall be obtained in advance) in materials of good quality to light standards of workmanship and in all respects to the reasonable satisfaction of the Landlord's architect or surveyor for the time being, whose fees for inspecting and approving the plans and the work shall be paid by the Tenant on demand.

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4.8            INCREASED PREMIUMS

               To the extent that any insurance premium payable in respect of any adjoining or neighbouring property of the Landlord is increased by reason of the use to which the Tenant puts all or any part of the demised premises, to pay to the Landlord on demand the amount of such increase.

4.9            NOT AVOID INSURANCE ETC.

4.9:1 Not to do or permit to be done anything that will or may render void or voidable any policy of insurance covering the demised premises or increase the premium payable thereon;

4.9:2 To comply with all requirements and recommendations of the insurers and the fire authority in relation to the demised premises and without prejudice to the generality of the foregoing:

4.9.2:1 To keep the demised premises supplied with such fire fighting equipment as the insurers and the fire authority may require and to maintain such equipment in good working order;

4.9.2:2 Not to store or bring onto the demised premises any articles, substance or liquid of an especially combustible, inflammable or explosive nature;

4.9.2:3 Not to obstruct the access to any fire fighting equipment or the means of escape from the demised premises;

4.9:3 Immediately to inform the Landlord in writing of any conviction, judgment or finding of any court or tribunal relating to the Tenant (or any director, other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue any insurance of the demised premises.

4.10           USE

               Not to use or permit the use of the demised premises or any part thereof otherwise than for the permitted use.

4.11           OBJECTIONABLE/PROHIBITED USE

               Not to use or permit the use of the demised premises or any part thereof for any dangerous, offensive, noxious, noisome, illegal or immoral activity or in any manner that may be or become a nuisance or annoyance to the Landlord or to the owner or occupier of any neighbouring premises.

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4.12           INDUSTRIAL COVENANTS

4.12:1 Not to cause or permit any grit smoke or noxious or offensive effluvia to be emitted from any apparatus on the demised premises;

4.12:2 Not to permit to be discharged into the pipes, sewers or drains serving the demised premises any oil or grease or any deleterious, objectionable, dangerous, poisonous or explosive matter or substance and to take all reasonable steps to ensure that any effluent discharged into such pipes, sewers and drains will not be corrosive or otherwise harmful to them or cause any obstruction or deposit in them;

4.12:3 Not to bring or permit to remain upon the demised premises any safes, machinery, goods or other articles which shall or may strain or damage the demised premises;

4.12.4:1 Not without the prior written consent of the Landlord to suspend any weight from the portal frames, stanchions or roof purlins of the demised premises or use the same for the storage of goods or place any weight on them;

4.12.4:2 On any application by the Tenant for the Landlord's consent under the preceding subclause, the Landlord shall be entitled to consult and obtain the advice of an engineer or other person in relation to the loading proposed by the Tenant and the Tenant shall repay to the Landlord on demand the fee of such engineer or other person;

4.12:5 To keep all plant apparatus and machinery upon the demised premises properly operated, maintained and in good working order and to avoid damage to the demised premises by vibration or otherwise;

4.12:6 Not to bring, keep, store, stack or lay outside the confines of the buildings on the demised premises any materials, equipment, plant, bins, crates, cartons, boxes or any receptacle for waste or other item.

4.13           ACCESS/OPEN AREAS

4.13:1 Not to obstruct the access to the demised premises nor to cause congestion thereof or inconvenience to any other user thereof;

4.13:2 To keep all parts of the demised premises which are not built on in a clean and tidy condition at all times.

4.14           PLANNING

4.14:1 At all times to comply with the requirements of the Planning Acts insofar as they affect the demised premises;

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4.14:2         Not without the prior written consent of the Landlord to apply for permission to carry out on the demised premises any development requiring permission under the Planning Acts;

4.14:3 Not without the prior written consent of the Landlord to implement any planning permission relating to the demised premises;

4.14:4 To comply with any conditions attached to any temporary planning permission that the Tenant implements and which are intended to be complied with when the demised premises cease to be used in accordance with that planning permission, even though the period for which the permission was granted extends beyond the date of termination of this lease;

4.14:5 Forthwith upon receipt of any notice relating to the development of the demised premises or any neighbouring property to deliver a copy thereof to the Landlord and if so required by the Landlord to join with the Landlord at the expense of the Landlord in making representations concerning the same;

4.14:6 Whenever required to permit the Landlord to enter upon the demised premises to comply with any requirement lawfully made of the Landlord under the Planning Acts by any competent authority notwithstanding that any action reasonably necessary for compliance interferes with the Tenant's enjoyment of the demised premises;

4.14:7 For the purposes of this subclause the expression 'the Planning Acts' shall mean the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990 and the rules, regulations and orders which are either made under one of them or are continued by the Planning (Consequential Provisions) Act 1990.

4.15           STATUTORY REQUIREMENTS

4.15:1 At all times to observe and comply with the provisions of or imposed under any statute, licence or registration regulating, or permitting the use of the demised premises for the purpose for which they are for the time being used and the requirements of any competent authority in that connection and at the expense of the Tenant to do all that is necessary to obtain, maintain and renew all licences and registrations required by law for the use of the demised premises for that purpose;

4.15:2 To comply promptly and at the cost of the Tenant with all orders, notices, regulations or requirements of any competent authority pursuant to any statute requiring any alteration, addition, modification or other work on or to the demised premises and forthwith to notify the Landlord of the receipt by the Tenant of any such notice, regulation or requirement and deliver to the Landlord a copy thereof.

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4.16           ADVERTISEMENTS

               Not to display any notices, placards, advertisements or signs on the exterior of the demised premises or within the demised premises and visible from outside except a reasonable announcement of the name and business of the Tenant or any subtenant of the Tenant to which the Landlord has given prior written consent (such consent not to be unreasonably withheld or delayed).

4.17           DEALINGS

4.17:1 Not without the prior written consent of the Landlord to assign, mortgage or charge the whole of the demised premises, such consent not to be unreasonably withheld, provided that the Landlord shall in the case of an assignment be entitled for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 to withhold consent in any of the circumstances set out in subclause 4.17:3 and to impose all or any of the matters set out in subclause 4.17:4 as a condition of granting consent (PROVIDED THAT it is agreed that if the Tenant shall assign, sell, transfer or otherwise dispose of its business in the UK to a subsidiary company of the Tenant or to a subsidiary company of the Tenant's parent company (currently Genaissance Pharmaceuticals Inc.) incorporated under the Laws of England and Wales ('the UK Subsidiary') then the Landlord will consent to the assignment of the Lease to the UK Subsidiary without conditions);

4.17:2 The proviso to subclause 4.17:1 shall operate without prejudice to the right of the Landlord to withhold such consent on any other ground or grounds where such withholding of consent would be reasonable or to impose any further condition or conditions upon the grant of consent where the imposition of such condition or conditions would be reasonable;

4.17:3 The circumstances referred to in subclause 4.17:1 above are as follows:

4.17.3:1 where the proposed assignee is an associated company of the Tenant (if the Tenant is a corporation);

4.17.3:2 where in the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant's covenants in this lease;

4.17.3:3 where the proposed assignee enjoys diplomatic or state immunity or is not resident in a jurisdiction where reciprocal enforcement of judgments exists;

4.17:4         The conditions referred to in clause 4.17:1 above are as follows:

4.17.4:1 the execution and delivery to the Landlord prior to the assignment in question of a deed of guarantee (being an authorised guarantee agreement within section 16 of

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               the Landlord and Tenant (Covenants) Act 1995) in a form
               reasonably required by the Landlord;

4.17.4:2 the payment to the Landlord of all rents and other sums which have fallen due under this lease prior to the date of the assignment;

4.17.4:3 the execution and delivery to the Landlord prior to the assignment of a rent deposit deed for such sum as the Landlord may reasonably determine and in such form as the Landlord may reasonably require, together with the payment by way of cleared funds of the sum specified in the rent deposit deed;

4.17.4:4 the assignment shall not take place until any requisite consent of any superior landlord or mortgagee has been obtained and any lawfully imposed condition of such consent satisfied;

4.17.4:5 Not to sublet the whole of the demised premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed);

4.17:5 That each and every permitted underlease shall be granted without any fine or premium at a yearly rent not less than the then open market rental value of the demised premises or the rent then being paid under this lease (whichever shall be the greater), such rent being payable in advance on the rent payment days and shall contain provisions approved by the Landlord:

4.17.5:1 for the upwards only review of the yearly rent reserved by such underlease on the basis and on the date on which yearly rent is to be reviewed in this lease;

4.17.5:2 prohibiting the subtenant from doing or allowing any act or thing in relation to the demised premises inconsistent with or in breach of the provisions of this lease;

4.17.5:3 for re-entry by the sublandlord on the breach of any covenant by the subtenant;

4.17.5:4 imposing an absolute prohibition against all dispositions of or other dealings whatsoever with the demised premises other than an assignment, mortgage or charge of the whole;

4.17.5:5 prohibiting any assignment, mortgage or charge of the whole without the prior written consent of the Landlord;

4.17.5:6 prohibiting the subtenant from permitting another to occupy the whole or any part of the demised premises;

4.17.5:7 effectively excluding the provisions of sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the tenancy thereby granted;

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4.17.5:8       imposing in relation to any permitted assignment, mortgage or charge the same obligations for registration with the Landlord as those contained in this lease in relation to dispositions by the Tenant;

4.17:6 Prior to any permitted underletting to procure that the subtenant enters into direct covenants with the Landlord to the like effect as those contained in subclause 4.17:5 above;

4.17:7 To enforce the performance and observance by every subtenant of the provisions of every permitted underlease and not at any time either expressly or by implication to waive any breach of the covenants or conditions on the part of the subtenant nor (without the prior written consent of the Landlord) to vary the terms or accept a surrender of any permitted underlease;

4.17:8         In relation to any permitted underlease:

4.17.8:1 to ensure that the rent is reviewed in accordance with the terms of the underlease;

4.17.8:2 not to agree the reviewed rent with the subtenant without the written approval of the Landlord;

4.17.8:3 where the underlease provides such an option, not to agree that the third party determining the rent in default of agreement shall act as an arbitrator or as an expert without the written approval of the Landlord;

4.17.8:4 not to agree upon the appointment of a person to act as the third party determining the rent in default of agreement without the written approval of the Landlord;

4.17.8:5 to incorporate as part of its submissions or representations to that third party such submissions or representations as the Landlord shall reasonably require;

4.17.8:6 to give notice to the Landlord of the details of the determination of the rent review within 28 days;

4.17:9 Not to hold the demised premises on trust for another nor (save pursuant to a transaction permitted by and effected in accordance with the provisions of this lease) to part with possession of the whole of any part of the demised premises, or permit another to occupy the whole or any part of the demised premises (save as provided below) nor to assign, sublet, mortgage or charge part only of the demised premises.

4.17:10 The Tenant shall be permitted to share the occupation or use of the demised premises with any company within the same group as defined by section 42 of the Landlord and Tenant Act 1954 provided such company obtains no separate legal estate or interest in the demised premises

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4.18           GIVE NOTICE OF DEALINGS

               Within one month after every assignment, subletting, mortgage or charge of the demised premises and every devolution of the title thereto to give notice thereof with full particulars to the Landlord or to the Landlord's solicitors and to pay a reasonable registration fee of not less than L 30 plus VAT on each such occasion and at the same time as giving such notice to provide for the Landlord's retention a certified copy of the assignment, underlease, mortgage, charge or other instrument affecting such dealing or devolution.

4.19           PERMIT INSPECTION

4.19:1 To permit any prospective dealer in the Landlord's interest in the demised premises or during the last year of the term any prospective tenant to inspect the demised premises at any reasonable time on giving at least 24 hours' prior notice in writing and presenting a written authority from the Landlord or the Landlord's agents;

4.19:2 During the last year of the term to permit the Landlord to erect and display on the exterior of the demised premises a board announcing that they are to let;

4.19:3 At any time during the term to permit the Landlord to erect and display on the exterior of the demised premises a board announcing that they are for sale.

4.20           COSTS

               To pay to the Landlord on an indemnity basis all costs, fees, charges, disbursements and expenses (including without prejudice to the generality of the foregoing those payable to counsel solicitors surveyors and bailiffs) reasonably and properly incurred by the Landlord of and incidental to:-

4.20:1 the preparation and service of a notice under section 146 of the Law of Property Act 1925 notwithstanding that forfeiture is avoided otherwise than by order of the court;

4.20:2 the recovery or attempted recovery of arrears of rent or other sums due from the Tenant under this lease;

4.20:3 every application made by the Tenant for a consent or licence required by the provisions of this lease whether such consent or licence is granted or refused or proferred subject to any qualification or condition or whether the application is withdrawn.

4.21           REGULATIONS

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               To comply with all reasonable regulations made by the Landlord from time to time for the management and security of the estate of which the demised premises form part.

4.22           INDEMNITIES

               To be responsible for and to keep the Landlord fully indemnified against all damage, damages, losses, costs, expenses, actions, demands, proceedings, claims and liabilities made against, suffered or incurred by the Landlord arising directly or indirectly out of:

4.22:1 any act, omission or negligence of the Tenant or any persons at the demised premises expressly or impliedly with the Tenants authority; or

4.22:2 any breach or non-observance by the Tenant of the covenants, conditions or other provisions of this lease or any of the matters to which this demise is subject.

LANDLORD'S COVENANTS

5.             THE Landlord COVENANTS With the Tenant as follows:-

5.1            QUIET ENJOYMENT

               That so long as the Tenant is not in breach of any of the Tenant's obligations hereunder, the Tenant shall be entitled peaceably and quietly to hold and enjoy the demised premises without any lawful interruption by the Landlord or any person claiming under or in trust for the Landlord.

5.2            INSURE

5.2:1 At all times to keep the demised premises and all additions thereto of which the Tenant has notified the Landlord insured to the full cost of reinstatement under a policy complying with the terms of this clause;

5.2:2 To produce to the Tenant on demand (but not more often than once in every year unless any building on the demised premises is destroyed or damaged in circumstances that might give rise to an insurance claim) the insurance policy effected pursuant to this clause and confirmation of payment of the last premium paid thereon, or (at the option of the Landlord) evidence from the insurers of the full terms of the policy and that it is still in force and to produce to the Tenant as soon as received any endorsement varying the terms of the insurance policy or a copy thereof or sufficient evidence of the contents thereof;

5.2:3          An insurance policy complies with the terms of this clause if:-

5.2.3:1 it provides cover against loss or damage by any of the following risks ("insured risks") to the extent that such cover is for the time being reasonably available at

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               normal rates for buildings of the type and location of the demised premises for the permitted use and subject to reasonable excesses and exclusions:- fire, lightning, explosion, earthquake, landslip, subsidence, riot, civil commotion, aircraft, aerial devices, storm, flood, impact by vehicles, terrorism and damage by malicious persons and vandals.

               Together with such other risks against which the Landlord shall from time to time deem it prudent to insure;

5.2.3:2 it insures an appropriate percentage of the rebuilding cost for professional fees incurred in rebuilding or reinstating any building destroyed or damaged by an insured risk and two years' loss of rent;

5.2.3:3        it is effected in some insurance office of repute or at Lloyds.

5.3            REINSTATE

               Subject to subclause 7.3 hereof and to all requisite planning permissions and other consents being first obtained, promptly to apply the proceeds of any insurance policy effected by the Landlord covering the demised premises and all additions thereto in the rebuilding or reinstatement thereof.

5.4            REPAIR

               Subject to subclause 7.3 hereof to keep the structure and exterior of the demised premises and the services and service conduits serving the demised premises in good repair (fair wear and tear and any damage caused to the demised premises by the Tenant or by any person at the demised premises expressly or impliedly with the authority of the Tenant which is not covered by any insurance policy effected by the Landlord in relation to the demised premises excepted). Provided that the Landlord shall have no obligation to do any work to put the structure and exterior of the demised premises and the services and service conduits serving the demised premises into a better state and condition than they were in at the commencement of the term.

5.5            SHARED FACILITIES

               To repair, maintain and cleanse all shared facilities referred to in clause 4.6 above and, without prejudice to the generality of the foregoing, to ensure that the Tenant's right of way referred to in paragraph 1 of the Second Schedule over the roadway, forecourt area, yard and/or footpaths shown coloured brown on the attached plan ("the plan") shall not be obstructed or otherwise impaired (except when repairing or resurfacing them and then for no longer than is reasonably necessary) at any time during the term.

5.6            ASBESTOS

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               To assume the responsibilities of the dutyholder pursuant to the
               Control of Asbestos at Work Regulations 2002 and, without prejudice to the generality of the foregoing, to procure that an asbestos survey is carried out as soon as it is practicable to do so and at the Landlord's own cost to comply with any measures required by that survey.

5.7 To indemnify the Tenant against any actions, proceedings, claims, damages, costs and expenses arising from any breach or non-observance of clause 5.6 above.

RENT REVIEW

6.1 IN this clause "review period" means the period starting with the review date up to the end of the term.

6.2 The yearly rent payable under this lease during the review period shall be a rent equal to the initial rent or such revised rent as may be ascertained in the manner provided in this clause, whichever is the greater.

6.3 Such revised rent for the review period may be agreed at any time between the Landlord and the Tenant or (in the absence of agreement) determined not earlier than the review date at the option of the Landlord either by an arbitrator or by an independent valuer (acting as an expert and not as an arbitrator), such arbitrator or valuer to be nominated in the absence of agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of the Landlord (in exercise of the said option) made not earlier than six months before the review date and so that in the case of such arbitration or valuation the revised rent to be awarded or determined by the arbitrator or valuer shall be such as he shall decide is the yearly rent at which the demised premises might reasonably be expected to be let at the review date:

6.3:1          On the following assumptions at that date:

6.3.1:1        That the demised premises:

6.3.1.1:1      are available to let on the open market without a fine or premium with vacant possession by a willing landlord to a willing tenant for a term of 10 years;

6.3.1.1:2      are to be let as a whole subject to the terms of this lease
               (other than the amount of the yearly rent hereby reserved, but including the provisions for review of that rent after five years);

6.3.1.1:3      are fit and available for immediate occupation;

6.3.1.1:4      may be used for any of the purposes permitted by this lease as varied or extended by any licence granted pursuant thereto;

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6.3.1:2        That the covenants herein contained on the part of the Tenant have been fully performed and observed;

6.3.1:3 That no work has been carried out to the demised premises by the Tenant or any subtenants of the Tenant which has diminished their rental value and that in case the demised premises have been destroyed or damaged, they have been fully restored;

6.3.1:4 That no reduction is to be made to take account of any rental concession which on a new letting with vacant possession might be granted to the incoming tenant for a period within which his fitting out works would take place;

6.3:2          But disregarding:

6.3.2:1 Any effect on rent of the fact that the Tenant, any subtenants of the Tenant or their respective predecessors in title have been in occupation of the demised premises;

6.3.2:2 Any goodwill attached to the demised premises by reason of the carrying on thereat of the business of the Tenant, any subtenants of the Tenant or the businesses of their respective predecessors in title;

6.3.2:3 Any increase in rental value of the demised premises attributable to the existence at the review date of any improvement to the demised premises or any part thereof carried out prior to the review date with consent where required, otherwise than in pursuance of an obligation to the Landlord or the Landlord's predecessors in title, except obligations requiring compliance with statutes or directions of local authorities or other bodies exercising powers under statute or Royal Charter, by the Tenant, any subtenants of the Tenant or their respective predecessors in title during the term.

6.4 It is hereby further provided in relation to the ascertainment and payment of revised yearly rent as follows:

6.4:1 In the case of arbitration the arbitration shall be conducted in accordance with subclause 7.6 hereof, with the further provision that if the arbitrator nominated pursuant to subclause 6.3 of this clause shall die or decline to act, the President for the time being of the Royal Institution of Chartered Surveyors or the person acting on his behalf may on the application of either the Landlord or the Tenant by writing discharge the arbitrator and appoint another in his place;

6.4:2          In the case of determination by a valuer:

6.4.2:1 the fees and expenses of the valuer, including the cost of his nomination, shall be in the award of the valuer;

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6.4.2:2        the valuer shall afford the Landlord and the Tenant an
               opportunity to make representations to him;

6.4.2:3 if the valuer nominated pursuant to subclause 6.3 of this clause shall die, delay or become unwilling, unfit or incapable of acting, or if for any reason the President for the time being of the Royal Institution of Chartered Surveyors or the person acting on his behalf shall in his absolute discretion think fit, he may on the application of either the Landlord or the Tenant by writing discharge the valuer and appoint another in his place;

6.4.2:4 the valuer shall notify both parties of his determination in writing.

6.5 When the amount of any rent to be ascertained as hereinbefore provided shall have been so ascertained, memoranda thereof shall thereupon be signed by or on behalf of the Landlord and the Tenant and annexed to this lease and the counterpart thereof at the cost of the Tenant.

6.6:1 If the revised yearly rent payable on and from the review date has not been ascertained by that date, yearly rent shall continue to be payable at the rate previously payable, but forthwith upon the revised yearly rent being ascertained the Tenant shall pay to the Landlord any shortfall between the yearly rent and the revised yearly rent payable up to and on the preceding rent payment day, together with interest on such shortfall from the review date until the date of payment;

6.6:2 For the purposes of this subclause the revised yearly rent shall be deemed to have been ascertained on the date when the same has been agreed between the Landlord and the Tenant or, as the case may be, the date of the award of the arbitrator or of the determination by the valuer and "interest" shall be at the base rate only.

6.7 If either the Landlord or the Tenant shall fail to pay any costs awarded against it in the case of an arbitration or its share of the fees and expenses of the valuer under the preceding provisions within fourteen days of the same being demanded by the arbitrator or the valuer (as the case may be), the other shall be entitled to pay the same and the amount so paid shall be repaid by the party chargeable on demand.

6.8 If the revised yearly rent in respect of the review period has not been agreed between the Landlord and the Tenant before the review date and where no agreement has been reached as to the appointment of an arbitrator or valuer, nor has the Landlord made any application to the President for the time being of the Royal Institution of Chartered Surveyors as previously provided, the Tenant may serve on the Landlord notice in writing referring to this provision and requiring the Landlord to exercise the option contained in subclause 6.3 of this clause and if the Landlord fails so to do within three months after service of such notice, the Tenant may exercise that option on behalf of the Landlord.

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PROVISOS

7.             PROVIDED ALWAYS AND IT IS AGREED AND DECLARED as follows:-

7.1            RE-ENTRY

               That if at any time any rent hereby reserved or any part thereof is fourteen days in arrear (whether formally demanded or not), or if the Tenant has failed to observe or perform any of the covenants on the Tenant's part contained herein, or if the Tenant or any guarantor for the time being of the Tenant being an individual is adjudicated bankrupt or an interim receiver of his property is appointed, or being a company goes into liquidation otherwise than for the purposes of amalgamation or reconstruction without insolvency, or an administration order is made in respect of it, or an administrative receiver of it is appointed, then and in any such case the Landlord may re-enter upon the demised premises or any part thereof in the name of the whole and thereupon the term shall absolutely determine, but without prejudice to any claim by the Landlord against the Tenant, or any guarantor for the time being of the Tenant for any antecedent breach of any of the covenants herein contained.

7.2            SUSPENSION OF RENT

7.2:1 This subclause applies while the demised premises or any part thereof are unsuitable for any authorised use to which the Tenant normally puts them by reason of damage to the demised premises caused by any risk covered by the Landlord's buildings insurance policy for the time being in force in respect of the demised premises and so long as that policy shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part in consequence of any act or default of the Tenant or its employees, agents, licensees or invitees;

7.2:2 While this subclause applies, but for a maximum period of two years, the yearly rent hereby reserved or an appropriate proportion thereof according to the nature and extent of the damage sustained shall cease to be payable and any rent paid in advance for a period to which this subclause applies or an appropriate proportion thereof shall be repaid. And any dispute as to the application of this subclause shall be determined by arbitration.

7.3            INSURANCE PROCEEDS

               In any case in which, as a result of damage or destruction covered by an insured risk, the demised premises or any material part of them cannot be used for any authorised use to which the Tenant normally puts them and that damage or destruction has not been fully made good within two years from the date on which it occurred, the insurance moneys and all interest earned thereon shall belong to the Landlord absolutely and the term shall cease and determine, but without

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               prejudice to any claim by either party against the other for any antecedent breach of any of the covenants herein contained.

7.4            VAT

               All sums payable hereunder by the Tenant shall be deemed to be exclusive of value added tax and the amount of any such tax payable thereon (whether by the Tenant or by the Landlord) shall be paid by the Tenant to the Landlord.

7.5            RECOVERY OF SUMS PAYABLE BY THE TENANT

               All sums payable hereunder by the Tenant other than the rents hereby reserved shall be recoverable in the same manner as rent in arrear.

7.6            ARBITRATION

               Any dispute or question to be referred to arbitration hereunder shall be referred in accordance with the Arbitration Act 1996 to a single arbitrator nominated in default of agreement between the Landlord and the Tenant by the then President of the Royal Institution of Chartered Surveyors at the request of either of them.

7.7            EXCLUSION OF USE/FITNESS FOR PURPOSE WARRANTIES

               Nothing in this lease or in any consent granted by the Landlord hereunder shall imply or warrant that the demised premises (including any alterations or additions thereto):

7.7:1 may lawfully be used under the Planning Acts (as previously defined) for the permitted use (or any other purpose which may subsequently be authorised by the Landlord); or

7.7:2 comply with all statutory and other requirements of any competent authority in relation to building, health and safety, fire precautions or otherwise.

7.8            REPRESENTATIONS/ENTIRE UNDERSTANDING

               The Tenant acknowledges that this lease has not been entered into in reliance on any statement or representation made by or on behalf of the Landlord except any statement or representation expressly set out in this lease and that this lease embodies the entire understanding of the parties in relation to the demised premises and to all the matters dealt with by its provisions.

7.9            COMPENSATION ON VACATING

               Any statutory right of the Tenant to claim compensation from the Landlord on vacating the demised premises shall be excluded to the extent that the law allows.

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7.10           TENANT'S PROPERTY

               If on the expiration of the term, howsoever determined, any property of the Tenant remains in or on the demised premises:

7.10:1 The Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by the Landlord to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant;

7.10:2 If the Landlord, having made reasonable efforts, is unable to locate the Tenant, the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within three months of the date of determination of the term;

7.10:3 The Tenant shall indemnify the Landlord against any damage occasioned to the demised premises and any actions, claims, proceedings, costs, expenses and demands made against the Landlord caused by or related to the presence of such property in or on the demised premises.

7.11           NOTICES

               Section 196 of the Law of Property Act -:1925: shall .apply to any notice required or authorised by this lease.

7.12           SECURITY OF TENURE EXCLUDED

               The provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 are excluded in relation to the tenancy hereby granted by virtue of an Order of the Harlow County Court dated the 20th May 2004.

7.13           THE CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

               No person shall be entitled to enforce any of the provisions of this lease who would not have been so entitled but for the enactment of The Contracts (Rights of Third Parties) Act 1999.

7.14           TENANT'S OPTION TO DETERMINE

               If the Tenant wishes to terminate this lease on the review date and shall give to the Landlord not less than six months' notice in writing of such wish and shall up to the time such notice expires reasonably perform and observe the covenants and conditions contained in this lease, then when such notice expires the term shall immediately cease and determine, but without prejudice to any claim by the

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               Landlord against the Tenant or any guarantor for the time being of the Tenant for any antecedent breach of any of the covenants contained in this lease.

IN WITNESS of which this lease has been executed as a deed the day and year first above written.

                               THE FIRST SCHEDULE
                             (THE DEMISED PREMISES)

ALL THOSE parcels of land situated at Little Bullocks Farm, Hope End, Takeley, near Bishop's Stortford, Hertfordshire CM22 6TA shown for the purpose of identification only edged red on the plan Together with the buildings erected thereon.

                               THE FIRST SCHEDULE
                               (ANCILLARY RIGHTS)

1. The right for the Tenant and all persons authorized by the Tenant, in common with the Landlord and all other persons having a like right, to pass and repass with or without vehicles to and from the demised premises at all reasonable times and for all reasonable purposes connected with the use and enjoyment of the demised premises for the permitted use (but not otherwise) over and along the private roadway, forecourt area, yard and/or footpaths (if any) shown coloured brown on the plan.

2. The right in common as aforesaid to the free passage and running (subject to temporary interruption for repair, alteration or replacement) of water, sewage, gas, electricity and telephone services or supplies to and from the demised premises (insofar as such services or supplies are connected thereto at the date of this lease) in and through the pipes, sewers, mains, ducts, conduits, gutters, wires, cables, channels and other conducting media ("conducting media") in or under neighbouring property (if any) that now serve the demised premises.

3. The right for the Tenant and all persons authorised by the Tenant, in common as aforesaid, to park private motor vehicles in a roadworthy condition in the areas so designated and shown hatched green on the plan.

4. The right of support and shelter (where previously enjoyed by the demised premises).

                               THE FIRST SCHEDULE
                                (RESERVED RIGHTS)

1. The right to the free and uninterrupted passage and running of water, sewage, gas, electricity and telephone services or supplies from and to neighbouring property in and through all conducting media which are now or may during the term be in, on, under or over the demised premises.

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2.   The right to construct and maintain in, on, under or over the demised premises at any time during the term any conducting media for the provision of services or supplies to neighbouring property.

3. Full right and liberty at any time after the date of this lease to alter, raise the height of or rebuild any neighbouring buildings or to erect any new building of any height on neighbouring property, provided that the same shall not materially obstruct, affect or interfere with the amenity of or access to the demised premises or the passage of light and air thereto.

4. All such other rights in the nature of easements or quasi-easements as have hitherto been exercised or enjoyed over the demised premises by neighbouring property and the occupier thereof or need to be so enjoyed for the reasonable use thereof.

SIGNED as a deed on behalf of LARK
TECHNOLOGIES INC., a company incorporated in the United States by being [a] person[s] who, in accordance
with the laws of that territory, is/are
acting under the authority of the
company:

Authorised Signatory[ories]

SIGNED as a deed by DOUGLAS VICTOR /s/ Douglas Victor Waterman
WATERMAN in the presence of:

Witness signature: /s/ P Chambers

Witness name: P Chambers

Witness address: 12 Claypits Villas Thaxted

Witness occupation: Warehouse Supervisor

SIGNED as a deed by JULIE ANN JOAN /s/ Julie Waterman
WATERMAN in the presence of:

Witness signature: /s/ P Chambers

Witness name: P Chambers

Witness address: 12 Claypits Villas Thaxted

Witness occupation: Warehouse Supervisor

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